Exhibit 99.1

Ciena Reports Unaudited Fiscal Third Quarter 2010 Results

First full quarter of acquired MEN Business shows strong performance; Integration remains on track

LINTHICUM, Md.--(BUSINESS WIRE)--September 8, 2010--Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited results for its fiscal third quarter ended July 31, 2010.

Revenue for the fiscal third quarter 2010 totaled $389.7 million. Fiscal third quarter performance includes $221.8 million in revenue from the acquired assets of the Metro Ethernet Networks business of Nortel* (the “MEN Business”), reflecting the first full quarter of those operations since the close of the transaction on March 19, 2010.

“We’re pleased with our progress and believe our financial performance this quarter is evidence of both the strategic value and market acceptance of the combined company. Our focus remains on the execution of our integration plan, and in the third quarter we were able to achieve certain integration milestones sooner than expected,” said Gary Smith, Ciena president and CEO. “We are confident in the strength of our market position and believe we are well-positioned to capitalize on future growth opportunities.”

On the basis of generally accepted accounting principles (GAAP), Ciena’s net loss for the fiscal third quarter 2010 was $(109.9) million, or $(1.18) per common share, which compares to a GAAP net loss of $(26.5) million, or $(0.29) per common share, for the fiscal third quarter of 2009. The fiscal third quarter 2010 included $17.0 million in acquisition and integration-related costs associated with Ciena’s acquisition of the MEN Business.

Ciena’s adjusted (non-GAAP) net loss for the fiscal third quarter 2010 was $(8.0) million, or $(0.09) per common share, which compares to an adjusted (non-GAAP) net loss of $(4.8) million, or $(0.05) per common share for the fiscal third quarter 2009. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

Fiscal Third Quarter 2010 Performance Summary

  $389.7 million in revenue, reflecting approximately $221.8 million from the Nortel MEN Business.
  Non-U.S. customers contributed 41% of total revenue.
  Two customers each accounted for greater than 10% of revenue, and 34% of total revenue in the aggregate.
  As-adjusted operating expense of $178 million.
  GAAP gross margin of 37%.
  Adjusted (non-GAAP) gross margin of 45.2% excludes share-based compensation costs, amortization of intangible assets, and fair value adjustment of acquired inventory.
  GAAP net loss of $(109.9) million or $(1.18) per common share.
  Adjusted (non-GAAP) net loss of $(8.0) million or $(0.09) per common share.
  Ended the quarter with cash, cash equivalents and short-term investments of $470.4 million. We used $130 million in cash for operations during the quarter, which reflects $109 million for changes in working capital and $21 million in net losses (adjusted for non-cash charges), which includes payments of $17 million for acquisition and integration costs.
  Incurred $17.0 million in acquisition and integration-related costs, and $2.2 million in restructuring costs.

Business Outlook

“We see increasing levels of customer activity and continued strength in the fundamental demand drivers of our business; however, we remain cautious in the face of continuing macroeconomic uncertainties,” stated Smith. “We currently expect a sequential increase in our fiscal fourth quarter revenue of up to 5%, and expect as-adjusted gross margin to be in the low 40s range.”

Live Web Broadcast of Unaudited Fiscal Third Quarter 2010 Results

Ciena will host a discussion of its unaudited fiscal third quarter 2010 results with investors and financial analysts today, Wednesday, September 8, 2010 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: www.ciena.com/investors.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on June 10, 2010. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: based on our direct conversations with customers and supported by trends we are seeing currently in the business, including recently improved order flow, we expect to deliver sequential revenue growth in our fiscal third quarter. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they compete. With focused innovation, Ciena brings together the reliability and capacity of optical networking with the flexibility and economics of Ethernet, unified by a software suite that delivers the industry’s leading network automation. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

*'Nortel' is a trademark of Nortel Networks, used under license by Ciena.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,
	2009	2010

Revenue:
Products	$139,903	$312,378
Services	24,855	77,297
Total revenue	164,758	389,675
Cost of goods sold:
Products	72,842	201,559
Services	17,251	44,107
Total cost of goods sold	90,093	245,666
Gross profit	74,665	144,009

Operating Expenses
Research and development	44,442	100,869
Selling and marketing	31,468	52,127
General and administrative	11,524	32,649
Amortization of intangible assets	6,224	38,727
Acquisition and integration costs	-	17,033
Restructuring costs	3,941	2,157
Total operating expenses	97,599	243,562
Loss from operations	(22,934)	(99,553)
Interest and other income (loss), net	999	(2,668)
Interest expense	(1,856)	(5,990)
Loss on cost method investments	(2,193)	-
Loss before income taxes	(25,984)	(108,211)
Provision for income taxes	470	1,644
Net loss	$(26,454)	$(109,855)

Basic net loss per common share	$(0.29)	$(1.18)

Diluted net loss per potential common share	$(0.29)	$(1.18)

Weighted average basic common shares outstanding	91,364	92,906

Weighted average dilutive potential common shares outstanding	91,364	92,906

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	July 31,
Current assets:	2009	2010
Cash and cash equivalents	$485,705	$470,237
Short-term investments	563,183	184
Accounts receivable, net	118,251	260,277
Inventories	88,086	222,164
Prepaid expenses and other	50,537	118,571
Total current assets	1,305,762	1,071,433
Long-term investments	8,031	-
Equipment, furniture and fixtures, net	61,868	118,755
Goodwill	-	38,086
Other intangible assets, net	60,820	470,610
Other long-term assets	67,902	112,587
Total assets	$1,504,383	$1,811,471

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$53,104	$118,972
Accrued liabilities	103,349	178,427
Restructuring liabilities	1,811	3,021
Income tax payable	-	1,306
Deferred revenue	40,565	58,655
Total current liabilities	198,829	360,381
Long-term deferred revenue	35,368	32,122
Long-term restructuring liabilities	7,794	5,995
Other long-term obligations	8,554	10,098
Convertible notes payable	798,000	1,174,580
Total liabilities	1,048,545	1,583,176
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 92,038,360 and 93,567,775 shares issued and outstanding	920	936
Additional paid-in capital	5,665,028	5,692,387
Accumulated other comprehensive income (loss)	1,223	(498)
Accumulated deficit	(5,211,333)	(5,464,530)
Total stockholders' equity	455,838	228,295
Total liabilities and stockholders' equity	$1,504,383	$1,811,471

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Nine Months Ended July 31,
	2009	2010
Cash flows from operating activities:
Net loss	$(554,495)	$(253,197)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of (discount) premium on marketable securities	(858)	574
Loss on cost method investments	5,328	-
Gain on embedded redemption feature	-	(2,570)
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	16,270	28,146
Impairment of goodwill	455,673	-
Share-based compensation costs	26,075	26,451
Amortization of intangible assets	23,804	82,476
Provision for inventory excess and obsolescence	11,126	10,749
Provision for warranty	13,620	16,388
Other	1,529	1,955
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	18,128	(134,844)
Inventories	(7,274)	(30,765)
Prepaid expenses and other	(1,696)	(29,528)
Accounts payable, accruals and other obligations	(5,799)	83,580
Income taxes payable	-	1,306
Deferred revenue	4,073	(3,957)
Net cash provided by (used in) operating activities	5,504	(203,236)
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(17,630)	(34,646)
Restricted cash	(1,914)	(18,845)
Purchase of available for sale securities	(926,621)	(63,591)
Proceeds from maturities of available for sale securities	321,554	454,141
Proceeds from sales of available for sale securities	523,137	179,380
Acquisition of business	-	(693,247)
Net cash used in investing activities	(101,474)	(176,808)
Cash flows from financing activities:
Proceeds from issuance of 4.0% convertible notes payable, net	-	364,316
Proceeds from issuance of common stock and warrants	533	924
Net cash provided by financing activities	533	365,240
Effect of exchange rate changes on cash and cash equivalents	500	(664)
Net decrease in cash and cash equivalents	(95,437)	(14,804)
Cash and cash equivalents at beginning of period	550,669	485,705
Cash and cash equivalents at end of period	$455,732	$470,237

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$4,748	$4,748
Income taxes, net	$250	$2,037
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$1,205	$4,421

APPENDIX A – Reconciliation of Adjusted (Non-GAAP) Quarterly Measurements

	Quarter Ended July 31,
	2009	2010

Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$74,665	$144,009
Share-based compensation-products	460	548
Share-based compensation-services	419	432
Amortization of intangible assets	683	5,698
Fair value adjustment of acquired inventory	-	25,478
Total adjustments related to gross profit	1,562	32,156
Adjusted (non-GAAP) gross profit	$76,227	$176,165
Adjusted (non-GAAP) gross profit percentage	46.27%	45.21%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$97,599	$243,562
Stock compensation research and development	2,431	2,302
Stock compensation sales and marketing	2,640	2,902
Stock compensation general and administrative	2,621	2,473
Amortization of intangible assets	6,224	38,727
Acquisition and integration costs	-	17,033
Restructuring costs	3,941	2,157
Total adjustments related to operating expense	17,857	65,594
Adjusted (non-GAAP) operating expense	$79,742	$177,968

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(22,934)	$(99,553)
Total adjustments related to gross profit	1,562	32,156
Total adjustments related to operating expense	17,857	65,594
Adjusted (non-GAAP) loss from operations	$(3,515)	$(1,803)
Adjusted (non-GAAP) operating margin percentage	-2.13%	-0.46%

Net Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(26,454)	$(109,855)
Total adjustments related to gross profit	1,562	32,156
Total adjustments related to operating expense	17,857	65,594
Loss on cost method investments	2,193	-
Loss (gain) on fair value of embedded derivative on 4% convertible note	-	4,070
Adjusted (non-GAAP) net loss	$(4,842)	$(8,035)

Weighted average basic common shares outstanding	91,364	92,906
Weighted average basic common and dilutive potential common shares outstanding	91,364	92,906

Net Loss per Common Share
GAAP diluted net loss per common share	$(0.29)	$(1.18)
Adjusted (non-GAAP) diluted net loss per common share	$(0.05)	$(0.09)

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

  Fair value adjustment of acquired inventory - an infrequent charge required by acquisition accounting rules resulting from the required revaluation of finished goods inventory acquired from the MEN business to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and a $25.5 million increase in cost of goods sold during the third quarter of fiscal 2010.
  Share-based compensation cost - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
  Amortization of intangible assets - a non-cash expense arising from acquisition of intangible assets, principally developed technologies and customer-related intangibles that Ciena is required to amortize over its expected useful life. The amount of amortization cost increased significantly as a result of the MEN Business acquisition
  Acquisition and integration-related costs - reflects transaction expense, and consulting and third party service fees associated with the acquisition of the MEN business and the integration of this business into Ciena's operations. Ciena expects to incur acquisition and integration-related costs of approximately $180 million, with the majority of these costs to be incurred in fiscal 2010. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
  Restructuring costs - infrequent costs incurred as a result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Loss on cost method investment - a non-cash loss related to changes in the value of Ciena's equity investments in technology companies that Ciena does not believe is reflective of its ongoing operating costs.
  Loss on fair value of embedded derivative - a non-cash loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's 4% senior convertible notes.

CONTACT:
Press Contact:
Ciena Corporation
Nicole Anderson
410-694–5786
pr@ciena.com
or
Investor Contact:
Ciena Corporation
Lisa Jackson
888-243–6223
ir@ciena.com